Exhibit 8.1

Subsidiaries	Date of Incorporation	Place of Incorporation	Percentage of Ownership
JinkoSolar Technology Limited	November 10, 2006	Hong Kong	100%
Jinko Solar Co., Ltd.	December 13, 2006	PRC	100%
Zhejiang Jinko Solar Co., Ltd.	June 30, 2009	PRC	100%
JinkoSolar International Limited	November 25, 2009	Hong Kong	100%
Jinko Solar Import and Export Co., Ltd.	December 24, 2009	PRC	100%
JinkoSolar GmbH	April 1, 2010	Germany	100%
Zhejiang Jinko Trading Co., Ltd.	June 13, 2010	PRC	100%
JinkoSolar (U.S.) Inc.	August 19, 2010	USA	100%
Jiangxi Photovoltaic Materials Co., Ltd	December 1, 2010	PRC	100%
JinkoSolar (Switzerland) AG	May 3, 2011	Switzerland	100%
JinkoSolar (US) Holdings Inc.	June 7, 2011	USA	100%
JinkoSolar Italy S.R.L.	July 8, 2011	Italy	100%
JinkoSolar SAS	September 12, 2011	France	100%
Jinko Solar Canada Co., Ltd	November 18, 2011	Canada	100%
Jinko Solar Australia Holdings Co. Pty Ltd	December 7, 2011	Australia	100%
Jinko Solar Pty Ltd.	April 13, 2012	South Africa	100%
Jinko Solar Japan K.K.	May 21, 2012	Japan	100%
JinkoSolar Power Engineering Group Limited	November 12, 2013	Cayman	100%
JinkoSolar WWG Investment Co., Ltd	April 8, 2014	Cayman	100%
JinkoSolar Comércio do Brazil Ltda	January 14, 2014	Brazil	100%
Projinko Solar Portugal Unipessoal LDA.	February 20, 2014	Portugal	100%
JinkoSolar Mexico S.DE R.L. DE C.V.	February 25, 2014	Mexico	100%
Jiangxi Jinko Domestic Photovoltaics Technology Co., Ltd	October 8, 2014	PRC	100%
Zhejiang Jinko Financial Leasing Co., Ltd	October 10, 2014	PRC	100%
Zhejiang Jinko Domestic Photovoltaics Technology Co., Ltd	October 15, 2014	PRC	100%
Shanghai Jinko Photovoltaics Technology Co., Ltd	November 6, 2014	PRC	100%
Shanghai Jinko Financial Information Service Co., Ltd	November 7, 2014	PRC	100%
JinkoSolar Household PV Technology Holding Co., Ltd	December 30, 2014	Hong Kong	100%

* JinkoSolar Power is the holding company of a number of power plant project companies established in various locations in China.

The following table sets forth information concerning the JinkoSolar Power’s major subsidiaries as of December 31, 2014:

Subsidiaries	Date of Incorporation /Acquisition	Place of Incorporation	Percentage of Ownership
Canton Best Limited (“Canton Best BVI”) **	September 16, 2013	BVI	100%
Wide Wealth Group Holding Limited (“Wide Wealth Hong Kong”)**	June 11, 2012	Hong Kong	100%
Jiangxi JinkoSolar Engineering Co., Ltd. (Originally named as Shangrao Jinko PV Technology Engineering Co., Ltd.)	July 28, 2011	PRC	100%
Jinko Power Co., Ltd. (Zhejiang) (formerly Haining JinkoSolar Investment Co.,Ltd)	September 14, 2012	PRC	100%

**Canton Best BVI is a wholly owned subsidiary of JinkoSolar Power, and Wide Wealth Hong Kong is a wholly owned subsidiary of Canton Best BVI. Wide Wealth Hong Kong holds solar power operating subsidiaries in PRC.